Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Representations and Warranties” in the Combined Information Statement/Prospectus of Hartford Schroders Emerging Markets Debt and Currency Fund and Hartford Schroders Emerging Markets Multi-Sector Bond Fund (each a series of The Hartford Mutual Funds II, Inc.) included in this Post-Effective Amendment No. 1 to the Registration Statement (Form N-14) of The Hartford Mutual Funds II, Inc. (“Registration Statement”), and the captions “Independent Registered Public Accounting Firm” and “Financial Statements” in the Combined Statement of Additional Information of The Hartford Mutual Funds II, Inc. (with respect to Hartford Schroders Emerging Markets Debt and Currency Fund and Hartford Schroders Emerging Markets Multi-Sector Bond Fund) dated March 1, 2018, incorporated by reference in this Registration Statement, and to the incorporation by reference in this Registration Statement of our reports on Hartford Schroders Emerging Markets Debt and Currency Fund and Hartford Schroders Emerging Markets Multi-Sector Bond Fund, dated December 29, 2017, included in the 2017 Annual Reports to shareholders.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

May 14, 2018